Exhibit 10.11

EMPLOYEE CONTRIBUTION AGREEMENT

THIS EMPLOYEE CONTRIBUTION AGREEMENT (this “Agreement”) is made as of August     , 2007 between Symbion Holdings Corporation, a Delaware corporation (the “Company”), and the individual listed on the signature pages hereof (“Employee”).  Capitalized terms used but not otherwise defined herein have the meanings ascribed to those terms in Section 3 below.  This Agreement is entered into in connection with the Symbion Holdings Corporation Compensation Equity Participation Plan (“Compensation Plan”).

WHEREAS, pursuant to the terms of the Agreement and Plan of Merger dated as of April 24, 2007 (the “Merger Agreement”) by and among Symbion, Inc., a Delaware corporation, Symbol Acquisition, L.L.C., a Delaware limited liability company, and Symbol Merger Sub, Inc., a Delaware corporation, Symbol Merger Sub, Inc. will be merged with and into Symbion, Inc., with Symbion, Inc. as the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Compensation Plan, Employee desires to make an investment in the Company in the form of a contribution of the number of shares of common stock of Symbion, Inc. that are owned by Employee and listed opposite his or her name on Exhibit A hereto under the heading “Contributed Shares” (such shares in respect of such employee, his or her “Contributed Shares”);

WHEREAS, the Employee has agreed pursuant to Section 1(b) of this Agreement to become a party to and bound as a Shareholder (as defined therein) by the Shareholders Agreement of Symbion Holdings Corporation dated as of the date hereof, which agreement is attached as Exhibit B hereto (the “Shareholder Agreement”); and

WHEREAS, the contribution of Employee that is recited herein, along with the property contributed by the parties to the Shareholders Agreement, will cause the contributors in the aggregate to have over 80% of the Company in a transaction intended to qualify as a Section 351 transaction in which gain is not recognized with respect to the contributed property;

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a “Party” and collectively, the “Parties”), intending to be legally bound hereby, agree as follows:

SECTION 1.  Purchase And Sale Of Employee Securities.

(a)        Capital Contribution and Issuance of Employee Securities.  Subject to the terms and conditions of this Agreement, Employee hereby makes a capital contribution to the Company immediately prior to the Effective Time (as defined in the Merger Agreement) of his or her Contributed Shares which have a value that is equal to the amount that is set forth opposite his or her name on Exhibit A hereto under the heading “Capital Contribution” (such contributed value for each such Employee, his or her “Capital Contribution”).  In consideration of the Capital Contribution of Employee, the Company will issue a number of shares of common stock of the Company, each with a par value of $0.01 per share (such shares, the “Shares”), to Employee that is equal to the quotient (rounded to the nearest whole number of) of (x) his or her Capital Contribution divided by (y) $10, subject to the rights and obligations set forth in the Shareholders Agreement.

(b)        The Employee hereby agrees to become a party and subject to, and bound as a Shareholder (as defined in the Shareholders Agreement) by, the Shareholders Agreement as of the Effective Time.  Consequently and for the sake of clarity, the Employee’s signature on a counterpart of this Agreement shall be deemed to be one and the same as a signature on a counterpart of the Shareholders Agreement.

SECTION 2.  Representation and Warranties of Employee.  Employee represents and warrants to the Company as follows:

(a)        The investment in the Company by Employee pursuant to this Agreement has been made by the Employee for his or her own account and not with a view to, or the intention of, distribution thereof in violation of the Securities Act of 1933, or the rules and regulations promulgated under that Act, as amended (the “Securities Act”), or any applicable state securities laws, and such Employee shall not dispose of, or otherwise Transfer (as defined in the Shareholders Agreement) all or any part of his or her Shares, except in compliance with the Securities Act, any applicable state securities laws and the Shareholders Agreement.

(b)        Employee is an employee of the Company or an Affiliate thereof, and he or she is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in his or her Shares.

(c)        Employee is able to bear the economic risk of investment in his or her Shares for an indefinite period of time (including the possible full loss thereof) and is aware that Transfer of all or any part of his or her Shares may not be possible because (A) such Transfer is subject to the contractual restrictions on Transfer set forth in the Shareholders Agreement and (B) such Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless in compliance with the Shareholders Agreement and subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

(d)        Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of his or her investment in the Company, the Shares issued to him or her hereunder and the terms and conditions of this Agreement and the Shareholders Agreement and has had full access to such other information as he or she has requested concerning the Company and its assets, liabilities, financial condition, results of operations and prospects and this investment opportunity.

(e)        Employee holds good, valid and marketable record and beneficial title to all of his or her Contributed Shares to be contributed to the Company by Employee to the Company pursuant to this Agreement, and good and valid title to such Contributed Shares will pass to the Company by virtue of this Agreement.

(f)         Each of this Agreement and the Shareholders Agreement constitutes a legal, valid and binding obligation of Employee, enforceable against Employee in accordance with its terms, and the execution, delivery and performance of those agreements by Employee do not and will not conflict with, violate or breach any agreement, contract, instrument to which Employee is a party or by which Employee is bound or any law, judgment, order or decree to which Employee is subject.

SECTION 3.  Definitions.

(a)        Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Shareholders Agreement.

(b)           Each of the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“Person” means an individual, corporation, partnership, limited liability Company, association, trust or other entity or organization.

SECTION 4. Miscellaneous Provisions.

(a)           Further Assurances.  As a condition to the Company’s entering into this Agreement and the Company’s issuance of the Shares to Employee, and as further consideration therefor, Employee shall take all necessary or desirable actions to ensure his or her performance hereunder and under the Shareholders Agreement as may be reasonably requested by the Company.

(b)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)           Entire Agreement.  This Agreement and the Shareholders Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and, those agreements supersede all prior agreements and understandings, both oral and written, among or between any of the parties hereto with respect to the subject matter hereof and thereof.

(d)           Counterparts.  This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one Party but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Successors and Assigns.  No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other Party.  Except as otherwise provided herein, this Agreement shall bind the Parties and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns whether so expressed or not.

(f)            Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law principles.

(g)           Amendment, Modification, or Waiver.  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified, except by an instrument in writing executed by the Company with the approval of Employee, the board of directors of the Company and the Crestview Shareholder.

(h)           Third Party Beneficiaries.  The provisions of this Agreement are intended for the sole benefit of the parties hereto and, to the fullest extent permitted by applicable law, this Agreement shall not be construed as conferring any benefit upon any other Person.

(i)            Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)            Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with its terms.  The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation.

(k)           Notices.  All notices, requests or other communications to any party hereunder shall be in writing (which may include facsimile transmission) and shall be given,

if to Employee, to him or her at his address or facsimile number as it is listed in the Company’s personnel records:

if to the Company, to:

Symbion, Inc.
40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
Attn: Richard E. Francis, Jr.
Facsimile: (615) 234-5999

with copies to:

Symbol Acquisition, L.L.C.
c/o Crestview Capital Partners, L.P.
667 Madison Avenue
New York, New York 10021
Attn: Thomas S. Murphy, Jr.
Facsimile: (212) 906-0750

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn: John D. Amorosi, Esq.
Facsimile: (212) 450-3010

and

Waller Lansden Dortch & Davis LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
Attn: J. Reginald Hill, Esq.

Donald R. Moody, Esq.
Facsimile: (615) 244-6804

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(l)            Arbitration.  Except as set forth in Section 5(m), any dispute arising out of or in connection with this Agreement shall be submitted to arbitration.  The arbitration shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association.  The place of arbitration shall be New York, New York or such other place as may be agreed upon by the parties.  The parties to any such dispute shall attempt to agree upon one arbitrator, but if they are unable to agree, each such party shall appoint an arbitrator and these two shall appoint a third arbitrator.  Fees and expenses of the arbitrator(s) shall be divided equally between the parties to that dispute.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and shall be enforceable against the parties in accordance with the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards, as amended.

(m)          Jurisdiction; WAIVER OF JURY TRIAL.  In any dispute in which the Company is seeking to specifically enforce Section 2 or Section 4 of this Agreement (or any right or obligation of any party thereunder), the parties agree that any such suit, action or proceeding shall be brought exclusively in New York state court located in Manhattan or the Federal Courts located in the State of New York in Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5(k) shall be deemed effective service of process on that Party.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING DESCRIBED IN THIS SECTION 5(m).

(n)           All Obligations Contingent Upon Merger.  All of the rights and obligations of the parties hereto under this Agreement are subject to the closing of the Merger.  If the Merger Agreement is terminated for any reason, this Agreement shall terminate automatically and no party shall have any liability to any other party under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SYMBION HOLDINGS CORPORATION

By:
Name:
Title:

Name of Employee:

Exhibit A

Employee	Contributed Shares	Capital Contribution